EXHIBIT 23.2

CONSENT OF EXPERT

We have reviewed Black Tusk Mineral Inc.'s (the “Company”) Annual Report on Form 10-KSB for the year ended May 31, 2007 (the “10-KSB”) and agree with the statements disclosed by the Company related to the following report contained in the 10-KSB and documents incorporated by reference therein:

Summary Geology Report – Golden Bear Claims, dated August 24, 2006.

We hereby consent to the use of our report by the Company and the information contained therein.

/s/ George E. Nicholson, P.Geo.

August 29, 2007